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                                                                       EXHIBIT 5



                                 April 22, 1998



CB Commercial Real Estate Services Group, Inc.
533 S. Fremont Avenue
Los Angeles, California 90071-1712


Ladies and Gentlemen:

  With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by CB Commercial Real Estate Services Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 500,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") issuable pursuant to the Company's REI Acquisition Stock Option Plan and 25,000 shares of Common Stock issuable pursuant to the Company's NCMC Acquisition Stock Option Plan (collectively, the "Plans"). It is my opinion that such shares of Common Stock, when issued in accordance with the Plans, will be legally issued, fully paid and nonassessable.

  I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.


                                        Very truly yours,

                                        /s/ Trude A. Tsujimoto

                                        Trude A. Tsujimoto